                                                                    EXHIBIT 3.21



                          CERTIFICATE OF INCORPORATION

                                       OF

                       MOUNTAIN BROADCASTING CORPORATION


         The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

         1. Name. The name of the corporation is MOUNTAIN BROADCASTING CORPORATION (hereinafter called the "Corporation").

         2. Address; Registered Agent. The address of the Corporation's registered office is 229 South State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is United States Corporation Company.

         3. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. Number of Shares. The total number of shares of stock which the Corporation shall have authority to issue is: one thousand (1,000), all of which shall be shares of Common Stock of the par value of one cent ($0.01) each.

         5. Name and Address of Incorporator. The name and mailing address of the incorporator are:

                 Laurence W. Bates c/o Paul,
                 Weiss, Rifkind, Wharton & Garrison
                 1285 Avenue of the Americas
                 New York, New York 10019

         6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

         7. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         8. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

         IN WITNESS WHEREOF, this Certificate has been signed on this 8th day of April, 1987.

                                        /s/ Laurence W. Bates
                                        ---------------------------------------
                                        Laurence W. Bates, Incorporator

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       MOUNTAIN BROADCASTING CORPORATION

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware


                 I, the undersigned, being the President and Treasurer of MOUNTAIN BROADCASTING CORPORATION, a Delaware corporation, do hereby certify:

                 FIRST: That Article One of the Certificate of Incorporation is amended to read as follows:

                 1. Name. The name of the corporation is MOUNTAIN RADIO CORPORATION (hereinafter called the "Corporation").

                 SECOND: That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and has been duly approved by the sole shareholder of the Corporation.

                 IN WITNESS WHEREOF, I have hereunto set my hand the day of May, 1987.

                                        /s/ Frank D. Osborn
                                        ---------------------------------------
                                        Frank D. Osborn
                                        President and Treasurer

         I, Josephine N. Osborn, do hereby certify that I am the Secretary of the Corporation and as such am authorized to execute and deliver this certificate on behalf of the Corporation, and do further certify that the above signature of Frank D. Osborn is his genuine signature and that he is on the date of this certificate, and has been since April 24, 1987, the duly elected, qualified and acting President and Treasurer of the Corporation.

         IN WITNESS WHEREOF, I have executed this certificate this 26th day of May, 1987.

                                        /s/ Josephine N. Osborn
                                        ---------------------------------------
                                        Josephine N. Osborn
                                        Secretary





                                      -2-